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                                                                     EXHIBIT 3.1

                       SECOND AMENDED AND RESTATED CHARTER

                                       OF

                             PRIVATE BUSINESS, INC.


         FIRST:      The name of the Corporation (hereinafter called the
"Corporation") is PRIVATE BUSINESS, INC..

         SECOND:     The address, including street, number, city, and county, of the registered office of the Corporation in the State of Tennessee is 9010 Overlook Drive, Brentwood, Tennessee, 37027. The name of the registered agent at such address is Jerry Cover.

         THIRD:      The nature of the business or purposes of the Corporation
is to engage in any lawful act or activity for which corporations may be organized under the Tennessee Business Corporation Act.

         FOURTH:

         1. The maximum number of shares of stock which the Corporation shall have the authority to issue is one hundred million (100,000,000) shares of Common Stock, without par value, which shares shall not be subject to any preemptive rights, and twenty million (20,000,000) shares of undesignated preferred stock without par value.

         2. Pursuant to the Tennessee Business Corporation Act, a statement of the designations, powers, preferences and rights, and the qualifications, limitations and restrictions thereof, in respect of each class of capital stock is as follows:

         A.       PREFERRED STOCK

         The Board of Directors is hereby expressly authorized at any time, and from time to time, to provide for the issuance of shares of preferred stock in one or more series, with such voting powers, full or limited, or no voting powers, and with such designations, preferences and relative, participating, optional or other rights, and qualifications or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by a majority of the Board of Directors then in office and the certificate of designations filed under the Tennessee Business Corporation Act setting forth such resolution or resolutions, including (without limiting the generality thereof) the following as to each such series:

         (i)      the designation of such series;



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         (ii)     the dividends, if any, payable with respect to such series, the rates or basis for determining such dividends, any conditions and dates upon which such dividends shall be payable, the preferences, if any, of such dividends over, or the relation of such dividends to, the dividends payable on the Common Stock or any other series of preferred stock, whether such dividends shall be noncumulative or cumulative, and, if cumulative, the date or dates from which such dividends shall be cumulative;

         (iii) whether shares of such series shall be redeemable at the option of the Board of Directors or the holder, or both, upon the happening of a specified event and, if redeemable, whether for cash, property or rights, including securities of the Corporation, the time, prices or rates and any adjustment and other terms and conditions of such redemption;

         (iv) the terms and amount of any sinking, retirement or purchase fund provided for the purchase or redemption of shares of such series;

          (v) whether shares of such series shall be convertible into or exchangeable for shares of Common Stock or any other series of preferred stock, at the option of the Corporation or of the holder, or both, or upon the happening of a specified event and, if provision be made for such conversion or exchange, the terms, prices, rates, adjustments and any other terms and conditions thereof;

         (vi) the extent, if any, to which the holders of shares of such series shall be entitled to vote with respect to the election of directors or otherwise, including, without limitation, the extent, if any, to which such holders shall be entitled, voting as a series or as a part of a class, to elect one or more directors upon the happening of a specified event or otherwise;

         (vii) the restrictions, if any, on the issue or reissue of shares of such series or any other series;

         (viii) the extent, if any, to which the holders of shares of such series shall be entitled to preemptive rights; and

         (ix) the rights of the holders of shares of such series upon the liquidation of the Corporation or any distribution of its assets.

         B.       COMMON STOCK

         (i) Voting Rights. All holders of Common Stock shall be entitled to notice of any stockholders' meeting. Subject to the provisions of any applicable law and



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                  except as otherwise provided in this Certificate of
                  Incorporation or by the resolution or resolutions providing for the issue of shares of preferred stock, all voting rights shall be vested solely in the Common Stock. The holders of shares of Common Stock shall be entitled to vote upon the election of directors and upon any other matter submitted to the stockholders for a vote. Each share of Common Stock issued and outstanding shall be entitled to one noncumulative vote. A fraction of a share of Common Stock shall not be entitled to any voting rights whatsoever. Any action required or permitted to be taken by the holders of the shares of Common Stock may be effected solely at an annual or special meeting of the stockholders, duly called and held in accordance with law, the Bylaws and this Charter, and not by the consent of the holders of the shares of Common Stock.

         (ii) Dividends and Distributions. No payment of dividends or distributions shall be made to the holders of shares of Common Stock unless and until the holders of shares of preferred stock receive any preferential amounts to which they are entitled under this Article or in the resolution or resolutions providing for the issue of shares of preferred stock. Subject to the limitation set forth in the preceding sentence of this Paragraph (i) and except as otherwise provided by this Charter or in the resolution or resolutions providing for the issue of shares of preferred stock, the holders of shares of Common Stock shall be entitled to receive such dividends and distributions as may be declared upon such shares of Common Stock, from time to time by a resolution or resolutions adopted by the Board of Directors.

         (iii) Liquidation, Dissolution or Winding Up. Except as otherwise provided in this Charter and subject to the rights of holders, if any, of preferred stock to receive preferential liquidation distributions to which they are entitled under this Article or under the resolution or resolutions providing for the issue of shares of preferred stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and liabilities of the Corporation, all assets of the Corporation shall be shared pro rata among the holders of the Common Stock.

         3. Except as otherwise provided in this Charter or by applicable law, the Corporation's capital stock, regardless of class, may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine by a resolution or resolutions adopted by a majority of the Board of Directors then in office.

         FIFTH:      The Corporation shall have perpetual existence.



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         SIXTH:      Whenever a compromise or arrangement is proposed between
this Corporation and its creditors, or any class of them, and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Tennessee may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the Tennessee Business Corporation Act, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         SEVENTH:

         1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors.

         2.       The Board of Directors shall be comprised of not less than one
(1) or more than twelve (12) members, the exact numbers to be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of directors then in office. The number of directors of the Corporation may be increased or decreased outside of this range only in the following manner:

         A. By a majority of the shareholders of the Corporation entitled to vote if the then existing Board of Directors of the Corporation unanimously approve the proposed increase or decrease in members; or

         B. By a vote of the holders of 70% or more of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors voting together as a single class.

         3. The Board of Directors shall be divided into three classes, designated Class 1, Class 2 and Class 3. Each class shall consist, as nearly as may be possible, of one-third of the number of directors constituting the Board of Directors. The term of office for Class 1 directors will first expire at the annual meeting of stockholders for 2000; the term of office of Class 2 directors will first expire at the annual meeting of stockholders for 2001; and the term of office of Class 3 directors will first expire at the annual meeting of stockholders for 2002, and in each case until their successors are duly elected and



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qualified. At each annual meeting of stockholders commencing with the first annual meeting of stockholders, successors to the class of directors whose terms expire at the annual meeting of stockholders shall be elected by stockholders for a three-year term and until their successors are duly elected and qualified. Except as otherwise provided herein or in the Bylaws, increases in the size of the Board of Directors shall be distributed among the classes so as to render the class as nearly equal in size as possible. Whenever the holders of preferred stock issued pursuant to this Charter or the resolution or resolutions adopted by a majority of the Board of Directors then in office providing for the issue of shares of preferred stock shall have the right, voting as a separate class, to elect directors, the election, term of office, filling of vacancies and other terms of such directorships shall be governed by the terms of this Charter or such resolution or resolutions, as the case may be, and such directorships shall not be divided into serial classes or otherwise subject to this Section 3 unless expressly so provided therein.

         4. Subject to the rights, if any, of any holders of preferred stock issued pursuant to this Charter to elect Directors and to remove any Director whom the holders of any such stock have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office (i) only with cause and (ii) only by the affirmative vote of at least two-thirds of the total votes which would be eligible to be cast by stockholders in the election of such Director. At least 30 days prior to any meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal shall be sent to the Director whose removal will be considered at the meeting. For purposes of this Charter, "cause," with respect to the removal of any Director shall mean only (i) conviction of a felony, (ii) declaration of unsound mind by order of court, (iii) gross dereliction of duty, (iv) commission of any action involving moral turpitude, or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to the Corporation.

         5. Except as otherwise provided herein or in the Bylaws, a vacancy in the Board of Directors may be filled pursuant to the appointment of a director by the majority of the directors then in office.

         6. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of this Charter shall entitle the holder thereof to the right to vote at any meeting of stockholders except as otherwise provided by applicable law; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.



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         7.       Notwithstanding anything contained in the Bylaws or this
Charter of the Corporation to the contrary, the affirmative vote of the holders of at least 70% of the voting power of all of the shares of stock of the Corporation entitled to vote generally in the election of directors voting together as a single class shall be required to alter, amend or repeal this Article Seventh or adopt any provision inconsistent therewith.

         EIGHTH:     No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a Director of the Corporation, except for liability (a) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 48-18-304 of the Tennessee Business Corporation Act, or (d) for any transaction from which the Director derived an improper personal benefit. If the Tennessee Business Corporation Act is amended after the effective date of this Charter to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of each past or present Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Tennessee Business Corporation Act, as so amended.

         Any repeal or modification of this Article Eighth by (a) the stockholders of the Corporation or (b) an amendment to the Tennessee Business Corporation Act (unless such statutory amendment provides to the contrary) shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification, of a person serving as a Director prior to or at the time of such repeal or modification.

         Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (hereafter a "Proceeding"), by reason of the fact that he or she is or was a director of the corporation or is or was serving at the request of the corporation as a director of another corporation, or of a partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter as "Indemnitee"), whether the basis of such Proceeding is alleged action in an official capacity as a director or in any other capacity while serving as a director, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Tennessee Business Corporation Act, as the same may be amended (but, in the case of any such indemnification rights than such law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including but not limited to counsel fees, judgments, fines, ERISA, exercise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, and shall inure to the benefit of the Indemnitee's heirs, executors and administrators. The right to indemnification conferred in this Article Eighth shall be a contract right and shall include with respect to directors the right to be paid by the



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corporation the expenses incurred in any such Proceeding in advance of its final disposition (hereinafter an "Advancement of Expenses"); provided, however, that an Advancement of Expenses incurred by an Indemnitee shall be made only upon (i) delivery to the corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this Article Eighth or otherwise, (ii) the Indemnitee furnishes the corporation with a written affirmation of his or her good faith belief that he or she has met the standards for indemnification under the Tennessee Business Corporation Act, and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification.

         The corporation may indemnify and advance expenses to an officer, employee or agent who is not a director to the same extent as to a director by specific action of the corporation's Board of Directors or by contract.

         The rights to indemnification and to the Advancement of Expenses conferred in this Article Eighth shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, this Charter, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, and the corporation is hereby permitted to grant additional rights to indemnification and Advancement of Expenses to the fullest extent permitted by law, by resolution of directors, or an agreement providing for such rights.

         The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Tennessee Business Corporation Act.

         NINTH:

         1. From time to time any of the provisions of this Charter may be amended, altered or repealed in accordance with the laws of the State of Tennessee at the time in force; provided, however, that the affirmative vote of the holders of at least a majority of the outstanding shares of the Corporation's capital stock entitled to vote thereon and a majority of the members of the Board of Directors then holding office is required to amend those provisions of this Charter set forth in Articles Seventh, Eighth, Ninth, or Tenth.

         2. Except where a higher percentage affirmative vote is required by this Charter or the Corporation's Bylaws, the Corporation's Bylaws may be amended, added to or repealed by an affirmative vote of at least a majority of either (i) the shares of the Corporation's capital stock entitled to vote thereon, or (ii) the Board of Directors.



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         TENTH:      Only the President or a majority of the Board of Directors of the Corporation may call special meetings of stockholders.



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